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                                                                    EXHIBIT 4.13


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                          KELLEY OIL & GAS CORPORATION,
                                   AS ISSUER,


                     THE SUBSIDIARY GUARANTORS PARTY HERETO


                                       AND


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   AS TRUSTEE


                            ------------------------

                                    INDENTURE

                            ------------------------


                           DATED AS OF APRIL 15, 1999


                                  $135,000,000
                      14% SENIOR SECURED NOTES DUE 2003 AND
                 MATURING AT 105% OF THE STATED PRINCIPAL AMOUNT






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     This INDENTURE dated as of April 15, 1999, is among Kelley Oil & Gas
Corporation, a Delaware corporation (the "Company"), Kelley Oil Corporation, a Delaware corporation ("Kelley Oil"), Kelley Operating Company, Ltd., a Texas limited partnership ("Kelley Operating"), Concorde Gas Marketing, Inc., a Delaware corporation ("Concorde"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee").

     The Company has duly authorized the creation of the 14% Senior Secured Notes due 2003 and Maturing at 105% of the Stated Principal Amount, Series A (the "Initial Securities") and, if and when issued pursuant to a registered exchange for the Initial Securities, the Company's 14% Senior Secured Notes due 2003 and Maturing at 105% of the Stated Principal Amount, Series B (the "Exchange Securities", together with the Initial Securities, the "Securities") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture:


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

         Section 1.01. Definitions.

         "Acquired Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries of the types described under clauses (b)(5), (b)(7),
(b)(11) and (b)(12) of Section 4.03.

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in the Oil and Gas Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in the Oil and Gas Business.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenues of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any material acquisition consummated since the date of such year-end reserve report, and (B) estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to material extensions, discoveries and other additions and upward determinations of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (A) and (B), in accordance with standard industry practice, result in such additions or revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenues of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the date of such year-end reserve report attributable to material downward determinations of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through
(D), such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its

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Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company's latest audited financial statements (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed), minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties, (iv) the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenues specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the preceding. For purposes of Section 4.04, Section 4.06 and Section 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Shareholders and Affiliates of Bessemer Securities Corporation ("BSC") that would not be Affiliates of the Company other than by reason of being shareholders or Affiliates of BSC and that neither in fact participate in the management of any of BSC, Bessemer Partners & Co. ("Bessemer"), Bessemer Holdings, L.P. ("Holdings") or the Company, nor are controlled by BSC, Bessemer, Holdings, the Company, or any of their respective Affiliates who in fact participate in the management of any of BSC, Bessemer, Holdings or the Company, shall not be deemed to be "Affiliates" of the Company.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the preceding, none of the following shall be deemed to be an Asset Disposition: (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (2) the sale or transfer (whether or not in the ordinary course of business) of oil and gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves, (3) the abandonment, farm-out, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business, (4) the trade or exchange by the Company or any Restricted Subsidiary of any oil and gas property

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owned or held by the Company or such Restricted Subsidiary for any oil and gas property owned or held by another Person, provided that if any property so traded or exchanged contains proved reserves, then the property received therefor contains a reasonably equivalent value of proved reserves, (5) the trade or exchange by the Company or any Restricted Subsidiary of any oil and gas property owned or held by the Company or such Restricted Subsidiary for any Investment in equity interests of a Person engaged in the Oil and Gas Business, provided that if any property so traded or exchanged contains proved reserves, then (A) the Company's or such Restricted Subsidiary's pro rata Investment in such Person shall represent a reasonably equivalent value of proved reserves and
(B) such Person is or becomes by virtue of such Investment a Restricted Subsidiary or a Permitted Joint Venture, or (6) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment all in the ordinary course of business.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Available Borrowing Base" means, as of any date, the Borrowing Base minus the outstanding stated principal amount of the Securities as of such date.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Borrowing Base" means $135.0 million.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity and any warrants or options granted to directors, officers or employees of the Company in the ordinary course of business.

         "Cash Balance Amount" means, as of any date, the amount equal to the aggregate amount of cash and Temporary Cash Investments held by the Company and its Restricted Subsidiaries as of the close of business on the immediately preceding Business Day divided by 1.04, minus $5,000,000.

         "Change of Control" means the occurrence of any of the following events:

         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the

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    total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

         (ii) during any period of two consecutive years from and after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

         (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         "Closing Date" means the date on which this Indenture is executed.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of this Indenture or any of the Security Documents.

         "Collateral Maintenance Tender Offer Amount" means, with respect to any Asset Disposition other than the Designated Transaction, an amount equal to the excess of (i) the outstanding principal balance of the Securities over (ii) quotient obtained by dividing (a) the PV-10 Value of all of the Oil and Gas Assets of the Company and its Restricted Subsidiaries immediately after giving effect to such Asset Disposition by (b) 1.75.

         "Company" means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Concorde" means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the

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beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (other than an Asset Disposition involving assets having a fair market value of less than the greater of one percent (1%) of Adjusted Consolidated Net Tangible Assets as of the end of the Company's then most recently completed fiscal year and $2.0 million), then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or

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its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and imputed interest with respect to Attributable Debt, (ii) capitalized interest, (iii) non-cash interest expenses, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) net costs (including amortization of fees and upfront payments) associated with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being net payees as to future payouts under such caps or options, and interest rate and currency swaps and forwards for which the Company or any of its Restricted Subsidiaries has paid a premium, (vi) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary to the extent that, by the terms of the Preferred Stock, failure to pay such dividends would result in a bankruptcy of the issuer thereof and (vii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon); provided, however, "Consolidated Interest Expense" shall not include any (w) amortization of costs relating to debt issuances (including the amortization of debt discount) other than the amortization of debt discount related to the issuance of securities or other securities with an original issue price of not more than 90% of the principal thereof, (x) amortization of debt discount to the extent it relates to revaluations of financial instruments recognized in connection with the Consolidation and (y) noncash interest expense Incurred in connection with interest rate caps and other interest rate and currency options that resulted, at the time entered into, in the Company and its Restricted Subsidiaries being either neutral or net payors as to future payouts under such caps or options.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale- and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles.

         "Consolidated Net Tangible Assets", as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Labilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;
(iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP

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


consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Consolidation" means the conversion in 1994 of capital stock of Kelley Oil and units in Kelley Oil & Gas Partners, Ltd., a Texas limited partnership, into shares of common stock, Convertible Exchangeable Preferred Stock and cumulative convertible stock of the Company.

         "Convertible Exchangeable Preferred Stock" means the $2.625 Convertible Exchangeable Preferred Stock of the Company.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0069.

         "Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of December 1, 1997 among the Company, Kelley Oil and Kelley Operating, as borrowers, Concorde and certain other Persons, as guarantors, each of the lenders that is a signatory thereto, and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as agent, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended or modified prior to the Issue Date.

         "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (other than the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Transaction" means the transaction(s) contemplated by that certain Exploration and Development Agreement dated as of April 12, 1999 between the Company and Phillips Petroleum Company, as the same may be amended, but in any event providing for cash proceeds to the Company equal to at least $80.0 million minus any non-material, usual and customary price adjustments for similar transactions in the Oil and Gas Business.

         "Designated Transaction Tender Offer Amount" means, with respect to any Designated Transaction, an amount equal to the sum of (i) $15,000,000 and (ii) the product obtained by multiplying (a) 0.77 times (b) the excess, if any, of the PV-10 Value of the Oil and Gas Assets disposed of in such Designated Transaction over $60,000,000.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable, in whole or in part, at the option of the holder thereof, in each case described in the immediately preceding clause (i), (ii) or (iii) on or prior to the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.06 and 4.08; provided further, however, that the Company's Convertible Exchangeable Preferred Stock outstanding on the Issue Date shall not be deemed Disqualified Stock.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits, (b) depletion and depreciation expense, (c) amortization expense, (d) exploration costs and (e) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Company determines in good faith are nonrecurring), and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and
(y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

         "Equity Offering" means a primary offering, whether public or private, of shares of common stock of the Company.

         "Escrow Agent" means Norwest Bank Minnesota, National Association, in its capacity as escrow agent under the Escrow Agreement.

         "Escrow Agreement" means that certain Escrow Agreement dated as of the Closing Date among the Company, the Subsidiary Guarantors, the Trustee, the Escrow Agent and Norwest Bank Minnesota, National Association, as securities intermediary.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Oil and Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of such Person relating to any Production Payment or in respect of production imbalances (but excluding production imbalances arising in the ordinary course of business); (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (including, with respect to any Production Payment, any warranties or Guarantees of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);
(viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-
mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by: (1) any Capital Lease Obligation shall be the amount determined in accordance with the definition thereof, (2) any Interest Rate Agreements included in the definition of Permitted Indebtedness shall be zero, (3) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP, and (4) all other contingent obligations shall be the maximum liability at such date of such Person.

         It is understood that none of the following shall constitute
Indebtedness: (i) indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from Guarantees securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than Guarantees or similar credit support by the Company or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; (ii) any trade payables and other accrued liabilities incurred in the ordinary course of business as the deferred purchase price of property; (iii) obligations arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business; (iv) obligations (other than express Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business; (v) obligations in respect of performance bonds provided by the Company or its Subsidiaries in the ordinary course of business and refinancings thereof; (vi) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within two business days of its incurrence; and (vii) obligations in respect of any obligations under workers' compensation laws and similar legislation.

         "Indenture" means this Indenture as amended or supplemented from time to time, including the provisions of the TIA that are deemed to be a part of and govern this Indenture and any supplemental indenture, respectively.

         "Initial Purchaser" means Jefferies & Company, Inc.

         "interest" when used with respect to any Security means the amount of all interest accruing on such Security, including any applicable defaulted interest pursuant to Section 2.10 and any Liquidated Damages pursuant to the Registration Rights Agreement.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or joint interest partners or drilling partnerships sponsored by the Company or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means the date on which the proceeds of the Securities are released from escrow as contemplated by and pursuant to the Escrow Agreement.

         "Kelley Oil" means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

         "Kelley Operating" means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Liquidated Damages" has the meaning given such term in the Registration Rights Agreement.

         "Limited Recourse Indebtedness" means, with respect to any Production Payments, Indebtedness, the terms of which limit the liability of the Company and its Restricted Subsidiaries solely to the hydrocarbons covered by such Production Payments; provided, however, that no default with respect to such Indebtedness would permit any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 15% during a fiscal quarter in the discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause
(a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material
Change: (i) any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist and (ii) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.06.

         "Maturity Date" means April 15, 2003.

         "Minimum Reserve Amount" means, as of any date, an amount of Oil and Gas Assets expressed as a volumetric equivalent equal to 180 Bcfe less the aggregate of all revisions to reserves resulting from sales of reserves in place as reflected in all Reserve Reports delivered pursuant to this Indenture.

         "Mortgage" means mortgage, deed of trust, assignment of production, security agreement, fixture filing and financing statement granted by the Company or any Subsidiary Guarantor for the benefit of the Trustee and the Holders and pursuant to which one or more Liens on Oil and Gas Assets or interests therein are created, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of this Indenture.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Net Present Value" means, with respect to any proved hydrocarbon reserves, the discounted future net revenues associated with such reserves, determined in accordance with the rules and regulations (including interpretations thereof) of the SEC in effect on the Closing Date.

         "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, determined in accordance with GAAP.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under this Indenture and other documentation governing the Securities.

         "Offering Memorandum" means the confidential Offering Memorandum dated April 15, 1999 of the Issuer relating to the offering of the Securities.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers of the Company issuing such certificate.

         "Oil and Gas Assets" means all proved oil and gas reserves and natural gas processing facilities of the Company and/or any Restricted Subsidiary.

         "Oil and Gas Business" means the business of the exploration for, and exploitation, development, acquisition, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses.

         "Oil and Gas Hedging Contract" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Business Investment" means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties.

         "Permitted Holders" means (i) the members of Contour Production Company L.L.C., a Delaware limited liability company ("Contour"), as of the Closing Date (the "Contour Group"), (ii) Contour, so long as Contour is controlled (as defined in the definition of "Affiliate" above), directly or indirectly, by the Contour Group, (iii) officers, principals, employees, direct or indirect owners or Affiliates of Persons described in clauses (i) or (ii), (iv) Persons who beneficially own Voting Stock of the Company on the Closing Date and (v) officers or employees of the Company or any of its Subsidiaries as of the Closing Date.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is an Oil and Gas Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is an Oil and Gas Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section
4.06 and (ix) Permitted Business Investments.

         "Permitted Joint Venture" means any Person engaged in the Oil and Gas Business in which the Company or a Restricted Subsidiary makes a Permitted Business Investment and which cannot, by the terms of such Person's constituent documents, Incur or Guarantee Indebtedness.

         "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred under clauses
(b)(7) and (b)(11) of Section 4.03; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been incurred in accordance with the provisions of this Indenture; provided, that: (1) such Liens are expressly junior to the Liens securing the Obligations and the Subsidiary Guarantees, (2) such Refinancing results in an improvement on a pro forma basis in the Company's Consolidated Coverage Ratio, and (3) the instruments creating such Liens expressly subject the foreclosure rights of the holders of the Indebtedness being Refinanced to a stand-still of not less than 179 days; (h) Liens existing on the Closing Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person (or, in the case of the Company, to a Wholly Owned Subsidiary); (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens arising in the ordinary course of business in favor of the United States, any state thereof, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute; (n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the preceding clauses (f), (g), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f), (g), (h),(i) or
(j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing; (o) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (p) Liens on pipeline or pipeline facilities which arise out of operation of law; (q) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (r) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not the refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (s) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; and (t) Liens arising pursuant to this Indenture or any Security Document or otherwise securing the Obligations and/or the Subsidiary Guarantees. Notwithstanding the preceding, (1) "Permitted Liens" will not include any Lien described in clause (f), (i) or (j) above to the extent (A) such Lien applies to any Additional Assets or Permitted Business Investment acquired directly or indirectly from Net Available Cash pursuant to Section 4.06 and (B) the fair value of such Additional Assets or Permitted Business Investment is less than the sum of (x) the amount of Indebtedness secured by such Lien plus (y) the amount of Net Available Cash so invested in such Additional Assets or Permitted Business Investment; (2) "Permitted Liens" as such term relates to encumbrances on property constituting Collateral shall not include Liens of the type described in clauses (a), (d), (h), (l) and (n) (in so far as it relates to clause (h)); and (3) Liens Incurred pursuant to clauses
(f), (i) and (j) shall not secure Indebtedness in a principal amount at any one time outstanding in excess of the greater of (A) $5.0 million or (B) an amount equal to 33.33% of the fair market value of the property acquired (which shall be deemed to be the PV-10 Value of any Oil and Gas Assets) subject of such Lien as of the date such Lien is created or assumed.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledge Agreement" means that certain Pledge Agreement dated as of the Issue Date, pursuant to which the Capital Stock of the Programs owned by the Company and its Restricted Subsidiaries is pledged to the Trustee for the benefit of the Holders, as the same may be amended, modified or supplemented from time to time.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

         "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Programs" means Kelley Partners 1992 Development Drilling Program, a Texas limited partnership, and Kelley Partners 1994 Development Drilling Program, a Texas limited partnership, together with Kelley Partners 1992 Development Drilling Joint Venture, a Texas general partnership, Kelley Partners 1994 Development Drilling Joint Venture, a Texas general partnership, and each of their respective successors.

         "PV-10 Value" means with respect to any Oil and Gas Assets the aggregate net present value of such Oil and Gas Assets calculated before income taxes and discounted at 10 percent in accordance with SEC guidelines (including using pricing provisions based upon the most recent year end), as reported in the most recently prepared or audited report of the Company's independent petroleum engineers.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness (including an Incurrence pursuant to clause (ii) of Section 5.01 or Section 5.02). "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture including Indebtedness that Refinances Refinancing Indebtedness and Indebtedness that is deemed to be Incurred at the time of a merger or consolidation pursuant to clause (ii) of
Section 5.01 or Section 5.02; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or another Subsidiary or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registration Rights Agreement" means the Registration Rights Agreement dated the Closing Date but effective as of the Issue Date among the Issuer, the Subsidiary Guarantors and the Initial Purchaser.

         "Reserve Report" shall mean a reserve engineering report, setting forth, as of the most recent January 1, April 1, July 1 and October 1, the oil and gas reserves attributable to the Company's and its Restricted Subsidiaries' Oil and Gas Assets included in the Collateral together with a projection of the rate of production and future net income, severance and production taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations, (iv) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Company's 7 7/8% Convertible Subordinated Notes due 1999 and the Company's 8 1/2% Convertible Subordinated Notes due 2000, or (v) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities" means the Securities issued under this Indenture.

         "Security Documents" means, collectively, the Mortgages, the Pledge Agreement and all security agreements, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interests in favor of the Trustee or any predecessor Trustee in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of this Indenture.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligations" means any Indebtedness or Preferred Stock of the Company or any Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or any Subsidiary Guarantee, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise indicated, references to Subsidiaries in this Indenture refers to Subsidiaries of the Company.

         "Subsidiary Guarantor" means Kelley Oil, Kelley Operating, Concorde and each other Restricted Subsidiary of the Company (other than the Programs) that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Indenture.

         "Subsidiary Guarantee" means a Guarantee, pursuant to Article 11 of this Indenture, by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as used in the Securities Act and the Exchange Act and the rules promulgated thereunder) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Ratings Services, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture except as provided in Section 9.03.

         "Total Assets" of the Company means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Moneys" means all cash or Temporary Cash Investments received by the Trustee:

         (1) upon the release of Collateral from the Lien of this Indenture and the Security Documents, including investment earnings thereon;

         (2) pursuant to the provisions of any Mortgage;

         (3) as proceeds of any Asset Disposition or other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

         (4) for application under this Indenture as provided for in this Indenture or the Security Documents, or whose disposition is not elsewhere specifically provided for in this Indenture or in the Security Documents; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to any Change of Control offer, Excess Proceeds Offer or redemption or defeasance of any Securities.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) assigned by the Trustee or any successor Trustee to administer this Indenture and the Security Documents.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary is a Subsidiary Guarantor , such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total assets of $1,000 or less. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

         Section 1.02. Other Definitions.

                                                                  Defined in
                   Term                                            Section
                   ----                                            -------

 "Affiliate Transaction"........................................      4.07
 "Bankruptcy Law"...............................................      6.01
 "covenant defeasance option"...................................      8.01(b)
 "Collateral Account" ..........................................     10.08

"Custodian" ....................................................    6.01
"Event of Default"..............................................    6.01
"Excess Proceeds"...............................................    4.06(a)
"Excess Proceeds Offer".........................................    4.06(a)
"Excess Proceeds Payment".......................................    4.06(a)
"Excess Proceeds Payment Date"..................................    4.06(a)
"Guaranteed Obligations"........................................   11.01
"legal defeasance option".......................................    8.01(b)
"Legal Holiday".................................................   12.08
"Paying Agent"..................................................    2.03
"Registrar".....................................................    2.03
"Released Interests"............................................   10.04(b)
"Reserve Deficiency Event" .....................................    4.19(b)
"Reserve Deficiency Offer" .....................................    4.19(b)
"Reserve Deficiency Redemption Offer" ..........................    4.19(c)
"Reserve Deficiency Payment Date" ..............................    4.19(c)
"Successor Company".............................................    5.01
"Valuation Date"................................................   10.04(b)


         Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities and, to the extent Subsidiary Guarantees are given, such Subsidiary Guarantees.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities, including any Subsidiary Guarantors.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.04. Rules of Construction. Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

         (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

         (8) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.


                                    ARTICLE 2

                                 The Securities

         Section 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 2 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 and Exhibit 2 to Appendix A are part of the terms of this Indenture.

         Section 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands and has the same protections under Article 7 hereof.

         Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where (a) Securities may be presented for registration of transfer or for exchange (the "Registrar") which shall be the Corporate Trust Office and (b) an office or agency where Securities may be presented for payment (the "Paying Agent") which shall initially be the Norwest Corporate Trust c/o The Depository Trust Company, First Floor, TADS Department, 55 Water Street, New York, New York 10041. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents; provided that any such co-registrar or Paying Agent shall deliver a certificate to the Trustee certifying that it agrees to perform its duties in accordance with the procedures established by the Trustee and with the terms of this Indenture. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         Section 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         Section 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon receipt of a written order of the Company signed by two Officers, authenticate and deliver a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         Section 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         Section 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company signed by two Officers, authenticate definitive Securities and deliver them in exchange for temporary Securities.

         Section 2.09. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

         Section 2.10. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in the Securities. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall mail promptly to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         Section 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number(s).

         Section 2.12. Liquidated Damages Under Registration Rights Agreement. Under certain circumstances, the Company shall be obligated to pay certain liquidated damages to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated by reference.

         Section 2.13. Refinancing of Credit Agreement; Status of Securities as Senior and Designated Senior Indebtedness.

         (a) The proceeds of the Securities escrowed under the Escrow Agreement will be used to replace and refinance the Indebtedness outstanding under the Credit Agreement; and upon release, this Indenture, the Subsidiary Guarantees and the Securities shall represent a modification, refunding, replacement and refinancing of the Indebtedness outstanding under the Credit Agreement. This Indenture is and shall be a credit agreement and term loan credit facility.

         (b) The Securities issued hereunder and the Subsidiary Guarantees are hereby designated by the Company and each Subsidiary Guarantor as (i) "Senior Indebtedness" and "Designated Senior Indebtedness" under the Indentures dated as of October 15, 1996 and May 29, 1998 among the Company, as issuer, Kelley Oil and Kelley Operating, as subsidiary guarantors, and United States Trust Company of New York, as Trustee, pursuant to which the Company's 10-3/8% Senior Subordinated Notes due 2006 have been issued as the same has been amended, supplemented or modified, and (ii) as "Senior Indebtedness", "Designated Senior Indebtedness", " Guarantor Senior Indebtedness" and "Designated Guarantor Senior Indebtedness" or any other like or similar categories of senior indebtedness under any other indenture or instrument pursuant to which any Subordinated Obligations of the Company or any Subsidiary Guarantor is issued. Further, this Indenture is a "Credit Facility" within the meaning of the indentures noted in clause (i).

         (c) The Securities issued hereunder and the Subsidiary Guarantees are hereby designated by the Company and each Subsidiary Guarantor as "Senior Indebtedness" under the Indenture dated as of December 15, 1992 among the Company (as successor to Kelley Oil & Gas Partners, Ltd.), as issuer, and United States Trust Company of New York, as Trustee, pursuant to which the Company's 7 7/8% Convertible Subordinated Notes due 1999 have been issued as the same has been amended, supplemented or modified.

         (d) The Securities issued hereunder and the Subsidiary Guarantees are hereby designated by the Company and each Subsidiary Guarantor as "Senior Indebtedness" under the Indenture dated as of April 1, 1990 among the Company (as successor to Kelley Oil & Gas Partners, Ltd.), as issuer, and United States Trust Company of New York, as Trustee, pursuant to which the Company's 8 1/2% Convertible Subordinated Notes due 2000 have been issued as the same has been amended, supplemented or modified.

         (e) To the extent required pursuant to the indentures described in
Section 2.13(b), (c) or (d), the Company will give the relevant trustee notice of the classification of the Securities under such indentures.


                                    ARTICLE 3

                                   Redemption

         Section 3.01. Notices to Trustee. If the Company elects, or is obligated, to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         Section 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar and Paying Agent promptly of the Securities or portions of Securities to be redeemed.

         Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price;

         (3) the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

         (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

         (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to any condition or contingency stated therein. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         Section 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

         Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    Covenants

         Section 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         Section 4.02. SEC Reports. Notwithstanding that the Company may not at any time be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act (excluding however information with respect to benefit plans and long-term compensation arrangements) and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

         Section 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Subsidiary Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds (i) 2.0 to 1.0, if such Indebtedness is Incurred on or prior to September 30, 1999, (ii) 2.25 to 1.0, if such Indebtedness is Incurred after September 30, 1999 and on or prior to September 30, 2001, and (iii) 2.5 to 1.0 if such Indebtedness is Incurred after September 30, 2001.

         (b) Notwithstanding the preceding paragraph (a), the Company and any Restricted Subsidiary may Incur the following Indebtedness:

         (1) Indebtedness of the Company Incurred pursuant to any Credit Facility, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not exceed the then Available Borrowing Base;

         (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

         (3) the Securities and the Subsidiary Guarantees;

         (4) Indebtedness outstanding on the Closing Date (other than Indebtedness described in Section 4.03(b)(1), (2) or (3));

         (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds (i) 1.8 to 1.0, if such Indebtedness is Incurred on or prior to September 30, 1999, (ii) 2.05 to 1.0, if such Indebtedness is Incurred after September 30, 1999 and on or prior to September 30, 2001, and (iii) 2.3 to 1.0, if such Indebtedness is Incurred after September 30, 2001;

         (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to Section 4.03(b)(3), (4) or (5) above or Section 4.03(b)(7) or (12) below; provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Restricted Subsidiary described in
     Section 4.03(b)(5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary or the Company;

         (7) Indebtedness of the Company or a Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in its Oil and Gas Business and in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this Section 4.03(b)(7) in any single calendar year shall not exceed $15.0 million;

         (8) Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture;

         (9) Indebtedness under Oil and Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company;

         (10) Indebtedness in respect of letters of credit issued for the benefit of the Company or any of its Restricted Subsidiaries to the extent they are issued in connection with the ordinary course of business of the Company and its Restricted Subsidiaries, Incurred in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.03(b)(10) and then outstanding, does not exceed $15.0 million;

         (11) Indebtedness of the Company or a Restricted Subsidiary Incurred to finance capital expenditures (or Refinancings thereof) in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.03(b)(11) and then outstanding, does not exceed $10.0 million;

         (12) Indebtedness of the Company or a Restricted Subsidiary Incurred for the purpose of financing all or any part of the cost of acquiring oil and gas reserves of another Person (other than a Person that was, immediately prior to such acquisition, a Subsidiary of the Company) engaged in the Oil and Gas Business or all or substantially all the assets of such a Person; provided, however, that on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds
     (i) 1.8 to 1.0, if such Indebtedness is Incurred on or prior to September 30, 1999, (ii) 2.05 to 1.0, if such Indebtedness is Incurred after September 30, 1999 and on or prior to September 30, 2001, and (iii) 2.3 to
     1.0 if such Indebtedness is Incurred after September 30, 2001; and

         (13) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.03(b)(1) through (12) above or
     Section 4.03(a)) does not exceed the greater of 6% of Adjusted Consolidated Net Tangible Assets as of the end of the most recent fiscal year ending at least 90 days prior to the date of such Incurrence and $15.0 million.

         (c) Notwithstanding the preceding, the Company shall not Incur any Indebtedness pursuant to the preceding Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations; provided, however, that this
Section 4.03(c) shall not prohibit the Company from Refinancing any of its Subordinated Obligations outstanding on the Closing Date.

         (d) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

         Section 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment.

         (b) The provisions of Section 4.04(a) shall not prohibit: (i) any purchase, repurchase, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which the Company is permitted to Incur pursuant to Section 4.03, provided that such Indebtedness is effectively junior to the Securities, matures no earlier than 180 days following the Stated Maturity of the Securities and does not result in an overall increase in the amount the Company's and its Restricted Subsidiaries' total Indebtedness;
(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations; provided that the Company may not use the proceeds from the sale of the Securities, any Excess Proceeds or the cash flows from operations accumulated after the Issue Date to purchase, repurchase, redeem, defease, acquire or retire for value any of the Subordinated Obligations under this clause (iii) if the aggregate amount so purchased, repurchased, redeemed, defeased, acquired or retired using any or all of the proceeds from the sale of the Securities, any Excess Proceeds or the cash flows from operations accumulated after the Issue Date would exceed the greater of (1) $36.0 million and (2) the excess of the PV-10 Value of the Company's and its Restricted Subsidiaries' Oil and Gas Assets, using 1998 year-end pricing assumptions, over two times the aggregate stated principal amount of the Securities then outstanding; (iv) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made with any Excess Proceeds remaining after an Excess Proceeds Offer in which the Company purchased all Securities duly tendered thereunder; provided that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value occurs no sooner than 360 days after the last Asset Disposition giving rise to an obligation to offer to purchase such Subordinated Obligations; or (v) further Restricted Payments in an aggregate amount not to exceed $5.0 million.

         Section 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) to make any loans or advances to the Company or a Restricted Subsidiary (c) to transfer any of its property or assets to the Company or a Restricted Subsidiary or (d) grant to the Trustee a Lien on any of its Property, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (vii) in the case of clause (d) above, restrictions contained in instruments related to or creating Permitted Liens under clauses (f), (i), (j) and (n) of the definition of "Permitted Liens", provided such restrictions relate only to the property subject to such Permitted Liens.

         Section 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Disposition unless (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or senior management of the Company), and (2)(A) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition shall be in the form of cash or Temporary Cash Investments and is received at the time of such disposition and (B) at least 15% of such consideration received if in a form other than cash or Temporary Cash Investments is converted into or exchanged for cash or Temporary Cash Investments within 90 days of such disposition.

         In the event and to the extent that the Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Closing Date in any period of 12 consecutive months exceeds $5.0 million, then the Company shall (i) within 180 days after the date such Net Available Cash so received exceeds such $5.0 million invest an amount equal to such excess in Additional Assets or in one or more Permitted Joint Ventures or Permitted Business Investments or (ii) apply an amount equal to such excess (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 4.06. The amount of such excess Net Available Cash required to be applied during the applicable period and not applied (or designated by the Company as not to be so applied) as so required by the end of such period shall constitute "Excess Proceeds."

         Notwithstanding the foregoing paragraph, if the Company consummates the Designated Transaction, then the Company (i) shall, on a date which is not less than 15 nor more than 30 days after the date on which the Designated Transaction is consummated, offer to purchase from all Holders an amount not less than $35,000,000 (expressed as an integral multiple of $1,000) of the Securities at a purchase price equal to 104% of the stated principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date) and purchase any Securities tendered in response to such offer (up to an amount equal to $35,000,000), and (ii) may use the Net Available Cash received from the Designated Transaction less an amount equal to the amount required to repurchase Securities tendered in response to the offer made under the immediately preceding clause (i) in a manner contemplated by clause (b)(iii) of Section 4.04. Any remaining Net Available Cash received from the Designated Transaction and not used pursuant to the immediately preceding clauses (i) and
(ii) shall be applied in accordance with the immediately preceding paragraph of this Section 4.06.

         Notwithstanding the foregoing two paragraphs, if the Company consummates any Asset Disposition other than the Designated Transaction, then the Company (i) shall, on a date which is not less than 15 nor more than 30 days after the date on which such Asset Disposition is consummated, offer to purchase from all Holders an amount not less than the Collateral Maintenance Tender Offer Amount (expressed as an integral multiple of $1,000) of the Securities at a purchase price equal to 105% of the stated principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date) and purchase any Securities tendered in response to such offer (up to an amount equal to the Collateral Maintenance Tender Offer Amount); and (ii) may use the Net Available Cash received from such Asset Disposition less an amount equal to the amount required to repurchase Securities tendered in response to the offer made under the immediately preceding clause (i) in a manner contemplated by clause (b)(iii) of Section 4.04. Any remaining Net Available Cash received from such Asset Disposition and not used pursuant to the immediately preceding clauses (i) and (ii) shall be applied in accordance with the immediately second preceding paragraph of this Section 4.06.

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5.0 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate stated principal amount of Securities equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 105% of the stated principal amount of such Securities, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

         The Company shall commence any Excess Proceeds Offer with respect to the Securities by mailing a written notice to the Trustee and each Holder stating: (A) that the Excess Proceeds Offer is being made pursuant to this
Section 4.06 and that all Securities validity tendered will be accepted for payment on a pro rata basis; (B) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (C) that any Security not tendered will continue to accrue interest pursuant to its terms; (D) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date; (E) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (F) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the stated principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (G) that Holders whose Securities are being purchased only in part will be issued new Securities equal in stated principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in a stated principal amount of $1,000 or integral multiples thereof.

         On the Excess Proceeds Payment Date, the Company shall (A) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer, (B) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted, and
(C) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof so accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in stated principal amount to any unpurchased portion of the Security surrendered; provided, however; that each Security purchased and each new Security issued shall be in a stated principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 4.06, the Trustee shall act as the Paying Agent.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under this Section 4.06 and the Company is required to repurchase Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.06 by virtue thereof.

         (b) In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted by Section 5.01, the Successor Company (as defined therein) shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this Section 4.06, and shall comply with the provisions of this Section 4.06 with respect to such deemed sale as if it were an Asset Disposition and the Successor Company shall be deemed to have received Net Available Cash in an amount equal to the fair market value (as determined in good faith by the Board of Directors) of the properties and assets not so transferred or sold.

         (c) All Net Available Cash shall constitute Trust Moneys and shall be delivered by the Company to the Trustee and shall be deposited in the Collateral Account in accordance with this Indenture. Net Available Cash so deposited may be withdrawn from the Collateral Account for application by the Company in accordance with this Section 4.06 or otherwise pursuant to this Indenture.

         Section 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's- length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, are set forth in writing and has been approved by a majority of the members of the Board of

Directors having no personal stake in such Affiliate Transaction or (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

         (b) The provisions of Section 4.07(a) shall not prohibit (i) any sale of hydrocarbons or other mineral products or the entering into or performance of Oil and Gas Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts, in each case, entered into in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction as being the most favorable of at least (x) two bids, quotes or proposals, at least one of which is from a Person that is not an Affiliate of the Company (in the event that the Company determines in good faith that it is able to obtain only two bids, quotes or proposals with respect to such transaction) or (y) three bids, quotes or proposals, at least two of which are from Persons that are not Affiliates of the Company (in all other circumstances), (ii) the sale to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, (iii) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice, (iv) transactions between or among the Company and its Restricted Subsidiaries, (v) Restricted Payments and Permitted Investments that are permitted by Section 4.04, and (vi) the transactions described in the Offering Memorandum under the caption "Certain Transactions" and loans or advances to employees of the Company or any Subsidiary in the ordinary course of business and approved by the Company's Board of Directors in an aggregate principal amount not to exceed $1.0 million outstanding at any one time.

         Section 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the stated principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b).

         (b) Within 30 days following any Change of Control, the Company shall mail a written notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the stated principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

         (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the stated principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

         (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

         (f) Notwithstanding the foregoing, the Company shall not be required to comply with the provisions of this Section 4.08 to the extent any other Person complies with such provisions as if such Person were the Company.

         Section 4.09. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, the Company and its Restricted Subsidiaries would own less than 20% of the Voting Stock of such Restricted Subsidiary and have no greater economic interest in such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, the Company and its Restricted Subsidiaries would own greater than 80% of the Voting Stock of such Restricted Subsidiary and have no lesser economic interest in such Restricted Subsidiary or (iv) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary; provided that in the case of clauses (ii) and (iii), the Company complies with the provisions of Section
4.06. If the Company or a Restricted Subsidiary shall dispose of all of the Capital Stock of any Subsidiary Guarantor, such Subsidiary Guarantor shall be released from the obligations under its Subsidiary Guarantee.

         Section 4.10. Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to suffer to exist or remain in effect any Liens other than Permitted Liens.

         Section 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.10, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with Section 4.06.

         Section 4.12. Future Subsidiary Guarantors. From and after the Issue Date, the Company shall cause each of its Subsidiaries which is or becomes a Restricted Subsidiary (other than the Programs) to (a) execute and deliver to the Trustee a supplemental indenture in substantially the form of Appendix B, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in this Indenture, (b) grant to the Trustee a Lien on substantially all its Oil and Gas Assets, and (c) deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, stating that no Event of Default shall occur as a result of such supplemental indenture, that it complies with the terms of this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

         Section 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such fiscal year. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         Section 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 4.15. Limitation on Impairment of Lien. Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the Lien in favor of the Trustee or any predecessor, on behalf of itself and the Holders or the priority thereof, with respect to the Collateral, and neither the Company nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Company and its Restricted Subsidiaries) to have (other than to the Trustee on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness, other than pursuant to the Indenture and the Security Documents.

         Section 4.16. Limitation on Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business.

         Section 4.17. Limitation on Capital Expenditures. During the period of eight fiscal quarters, commencing with the fiscal quarter during which the Issue Date occurs, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures during any such fiscal quarter would exceed $5.0 million plus the excess of EBITDA for the such fiscal quarter over $12.5 million; provided that this Section 4.17 will not limit expenditures for fixed or capital assets to the extent such expenditures are made with the Net Cash Proceeds of any sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Company (other than sales or issuances to any of its Subsidiaries). Notwithstanding the foregoing, (i) if any amount which the Company would have been permitted to spend during a given fiscal quarter on fixed or capital assets under this Section 4.17 is not spent during such fiscal quarter, the Company may spend such amounts during the next succeeding fiscal quarter, and (ii) if the Company spends an amount in a given fiscal quarter on fixed or capital assets which exceeds 120% of the maximum amount permitted under this Section 4.17 for such fiscal quarter, such action shall not be considered a breach of this Section 4.17 if the aggregate amount spent on fixed and capital assets during such fiscal quarter and the next succeeding fiscal quarter does not exceed the sum of the maximum permitted expenditures for both such fiscal quarters.

         Section 4.18. Lien on Additional Collateral. (a) If, after the Issue Date, the Company or any of its Restricted Subsidiaries shall (i) acquire any Oil and Gas Assets or other assets as non-cash consideration for any Asset Disposition or (ii) engage in successful drilling and exploration activities resulting in the creation of material new proved oil and gas reserves, then the Company shall, and shall cause each of its Restricted Subsidiaries to, execute and file in the appropriate filing offices additional Security Documents granting to the Trustee for the benefit of the Holders a first Lien, subject only to Permitted Liens (or in the case of property securing Acquired Indebtedness, to the extent not prohibited by the terms of the instruments creating such Acquired Indebtedness, a junior Lien), as is necessary or appropriate to ensure that the Lien of this Indenture and the Security Documents covers substantially all of the PV-10 Value of such new assets.

         (b) Without limitation of clause (a), on the date any Oil and Gas Assets or interests in a Permitted Joint Venture shall be acquired in exchange for or replacement of any Collateral, the Company shall, and shall cause each of its Restricted Subsidiaries to, execute and file in the appropriate filing offices additional Security Documents granting to the Trustee, for the benefit of the Holders, a first Lien, subject only to Permitted Liens (or in the case of property securing Acquired Indebtedness, to the extent not prohibited by the terms of the instruments creating such Acquired Indebtedness, a junior Lien), on such portion of such assets as is necessary to ensure that the Lien of this Indenture and the Security Documents covers substantially all of the PV-10 Value of such assets received in exchange or trade or on such interests in such Permitted Joint Venture.

         (c) In connection with any Security Documents executed and filed under clause (a) or (b), the Company shall also comply with the terms of the TIA to the extent applicable.

         (d) On March 15th in each year, beginning with March 15, 2000, the Company shall review its and its Restricted Subsidiaries' Oil and Gas Assets as of the preceding January 1st to ascertain whether substantially all of the PV-10 Value of its and its Restricted Subsidiaries' Oil and Gas Assets as of such January 1st are then subject to the Lien of this Indenture and the Security Documents, provided that to the extent Oil and Gas Assets secure Acquired Indebtedness, the discounted future net revenues attributable to such Oil and Gas Assets may be excluded from this calculation to the extent the instruments securing such Acquired Indebtedness prohibit the Incurrence of a Lien on such assets. If substantially all of the PV-10 Value of such assets are not then subject to the Lien of this Indenture and the Security Documents, then the Company shall, and shall cause its Restricted Subsidiaries, to execute and file in the appropriate filing offices additional Security Documents granting to the Trustee for the benefit of the Holders a first Lien, subject only to Permitted Liens (or in the case of property securing Acquired Indebtedness, to the extent not prohibited by the terms of instruments creating such Acquired Indebtedness, a junior Lien), as is necessary or appropriate to encumber substantially all such assets.

         Section 4.19. Quarterly Reserve Engineering Reports; Reserve Deficiency Event. (a) Not later than the first day of each March, June, September and December of each year commencing June 1, 1999, the Company shall furnish to the Trustee and shall make available to any Holder upon request a Reserve Report dated as of the January 1, April 1, July 1 or October 1 immediately preceding such date. Each such Reserve Report of each year shall be prepared (i) by certified independent petroleum engineers or consultants or (ii) under the supervision of the chief engineer of the Company and audited by such certified independent petroleum engineers or consultant(s) of national standing in accordance with the Company's reserve engineering practices as of the Issue Date.

         (b) If as of the date any Reserve Report under Section 4.19 is delivered, the Company reports that the volumetric equivalent of its and its Restricted Subsidiaries' Oil and Gas Assets is less than the Minimum Reserve Amount (a "Reserve Deficiency Event"), then the Company shall, not later than the fifth Business Day following such event, make an offer (a "Reserve Deficiency Offer") to purchase from the Holders on a pro rata basis an aggregate stated principal amount of Securities equal to the Cash Balance Amount (rounded down to the nearest multiple of $1,000) on the date of such Reserve Deficiency Offer, at a purchase price equal to 104% of the stated principal amount of such Securities, plus, in each case, accrued interest (if any) to the date of purchase.

         (c) If (i) within the 90 day period following such Reserve Deficiency Event, the Company has not entered into one or more definitive agreements for one or more Asset Dispositions such that, after giving effect to any such Asset Disposition(s) and the assumed redemption of the Securities following an Excess Proceeds Offer under Section 4.06, the PV-10 Value of the Oil and Gas Assets of the Company and its Restricted Subsidiaries is greater than or equal to 1.75 times the aggregate stated principal amount of the Securities then outstanding or (ii) within such period such ratio is not otherwise met without the need for any such Asset Disposition, then the Company shall be obligated on the 91st day following such Reserve Deficiency Event to offer to redeem (a "Reserve Deficiency Redemption Offer") all of the Securities then outstanding at a purchase price equal to 104% of the stated principal amount of such Securities, plus, in each case, accrued interest (if any) to the date of purchase.

         (d) The Company shall commence any Reserve Deficiency Offer or Reserve Deficiency Redemption Offer with respect to the Securities by mailing a notice to the Trustee and each Holder stating: (i) that such offer is being made pursuant to this Section 4.19 and that, in the case of a Reserve Deficiency Offer, all Securities validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Reserve Deficiency Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;
(iv) that, unless the Company defaults in the payment of the Reserve Deficiency Payment, any Security accepted for payment pursuant to the Reserve Deficiency Offer shall cease to accrue interest on and after the Reserve Deficiency Payment Date; (v) that Holders electing to have a Security purchased pursuant to such offer will be required to surrender the Security, together with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Reserve Deficiency Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Reserve Deficiency Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (G) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

         On the Reserve Deficiency Payment Date, the Company shall (A) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Reserve Deficiency Offer or Reserve Deficiency Redemption Offer, (B) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted, and (C) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof so accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however; that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Reserve Deficiency Offer or the Reserve Deficiency Redemption Offer as soon as practicable after the Reserve Deficiency Payment Date. For purposes of this
Section 4.19, the Trustee shall act as the Paying Agent.

         The Company will comply, to the extent applicable, with the requirements of this Section 4.19, of the Exchange Act and any other securities laws or regulations thereunder in the event that a Reserve Deficiency Event occurs under this Section 4.19 and the Company is required to repurchase Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.19 by virtue thereof.


                                    ARTICLE 5

                                Successor Company

         Section 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

         (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Obligations;

         (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or, if applicable, Section 4.03(b)(5);

         (iv) immediately after giving effect to such transaction, the Successor Company shall have Adjusted Consolidated Net Tangible Assets in an amount that is not less than the Adjusted Consolidated Net Tangible Assets of the Company immediately prior to such transaction; and

         (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (iii) and (iv) shall not be applicable to any such transaction solely between the Company and any Restricted Subsidiary.

         The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

         Section 5.02. When Subsidiary Guarantors May Merge or Transfer Assets. The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all its assets to any Person unless: (i) the resulting, surviving or transferee Person shall expressly assume by a supplemental indenture, in a form acceptable to the Trustee, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and, treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guaranty agreement, if any, complies with this Indenture. Notwithstanding the foregoing, if any Subsidiary Guarantor is released from its obligations under its Subsidiary Guarantee pursuant to
Section 11.06, then such Subsidiary Guarantor's successor or transferee shall be released from all of such Subsidiary Guarantor's obligations under this Indenture and its Subsidiary Guarantee.


                                    ARTICLE 6

                              Defaults and Remedies

         Section 6.01. Events of Default. An "Event of Default" occurs if:

         (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 20 days;

         (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable, upon optional redemption, upon required repurchase, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

         (3) the Company fails to comply with Section 5.01;

         (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05,
     4.06 (other than a failure to purchase Securities when required under Section 4.06), 4.07, 4.08 (other than a failure to purchase Securities when required under Section 4.08), 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 4.17,
     4.18 or 4.19 (other than a failure to purchase Securities when required under Section 4.19) and such failure continues for 20 days after the notice specified below;

         (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Securities, this Indenture or any Security Document (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

         (6) principal of, or interest on, any Indebtedness of the Company or any Significant Subsidiary (other than Limited Recourse Indebtedness) in excess of $10.0 million or its foreign currency equivalent at the time is not paid when due, after giving effect to any applicable grace period, or any default shall occur and be continuing under any Indebtedness of the Company or any Significant Subsidiary (other than Limited Recourse Indebtedness) in excess of $10.0 million or its foreign currency equivalent at the time and the maturity thereof is accelerated by the holders thereof;

         (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

         (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is rendered against the Company or a Significant Subsidiary and is not discharged and either
     (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed, in either case 10 days after the notice specified below;

         (10) any Subsidiary Guarantee or any Security Document ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or Security Document) or the Company or a Subsidiary Guarantor denies or disaffirms its obligations under any Security Document to which it is a party or its Subsidiary Guarantee, as applicable, if such default continues for a period of 10 days after the notice specified below; or

         (11) the Company shall ultimately realize Net Available Cash from the Designated Transaction of less than $80.0 million minus any non-material, usual and customary price adjustments for transactions similar to the Designated Transaction in the Oil and Gas Business.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4), (5), (9) or (11) is not an Event of Default until the Trustee or the Holders of at least 25% in stated principal amount of the outstanding Securities notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

         Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in stated principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may rescind any such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         Section 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security and indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture, the Securities, any Subsidiary Guarantee or Security Document unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in stated principal amount of the Securities make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security and indemnity against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         Section 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07. To the extent the payment of any such compensation, fees, expenses, disbursements, and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a first Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee.

         Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST: to the Trustee, including any predecessor Trustee, for amounts due under Section 7.07;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a written notice that states the record date, the payment date and amount to be paid.

         Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than an aggregate of 10% in stated principal amount of the Securities.

         Section 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     Trustee

         Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (1) this paragraph does not limit the effect of paragraph (b) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Trustee, however, may so advance or expend its own funds if, in its own reasonable judgment, the Trustee believes that repayment of such funds or adequate security and indemnity against such risk or liability has been reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (i) Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review the reports and information documents required to be provided by Section 4.02 for the purposes of determining compliance with any provisions of this Indenture.

         Section 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order, direction or exercise.

         (g) No permissive right of the Trustee to act hereunder shall be construed as a duty.

         (h) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1) and 6.01(2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         (i) The Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes generally, the Company or this Indenture.

         (j) The Trustee shall be authorized to exercise its rights and remedies under this Indenture and the Security Documents through one or more agents.

         Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Offering Memorandum, this Indenture, the Securities, the Subsidiary Guarantees or any of the Security Documents, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if the Trustee receives written notice thereof or the Trustee otherwise has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trust Officer responsible for administering this Indenture and the Securities in good faith determines that withholding notice is not opposed to the interests of Securityholders.

         Section 7.06. Reports by Trustee to Holders. Within sixty (60) days after April 15 of each year, beginning with April 15, 2000, the Trustee shall mail to each Securityholder a brief report dated as of April 15 of such year, that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time and upon its request reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees, and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with (i) the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including, but not limited to, under Section 7.07), and
(ii) the validity, invalidity, adequacy or inadequacy of the Offering Memorandum, this Indenture, the Securities the Subsidiary Guarantees or any of the Security Documents. The Trustee shall notify the Company promptly of any claim (whether asserted by any Securityholder or the Company) for which it intends to seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such Trustee's counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee or any predecessor Trustee shall have a first Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee by resolution of its Board of Directors if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.09 and 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in stated principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 7.12. Other Capacities. All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacity as any agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any agent.


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

         Section 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12, 4.17, 4.18 and 4.19 and the operation of Sections 6.01(4), 6.01(6),
6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) (but only with respect to Significant Subsidiaries), 6.01(9) and 6.01(10) and its obligations under Sections 5.01(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) (but only with respect to Significant Subsidiaries), 6.01(9) or 6.01(10) or because of the failure of the Company to comply with Section 5.01(iii) or (iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, will be released from all its obligations with respect to its Subsidiary Guarantee.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08 and this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         Section 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

         (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

         (4) the deposit does not constitute a default under any other agreement binding on the Company;

         (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         Section 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         Section 8.05. Indemnity for Government Obligations. The Company and the Subsidiary Guarantors jointly and severally shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments

         Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities, the Subsidiary Guarantees and any Security Document without notice to or consent of any Securityholder:

         (1) to cure any ambiguity, omission, defect or inconsistency;

         (2) to comply with Article 5;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

         (4) to add guarantees with respect to the Securities, including adding any Subsidiary of the Company as a Subsidiary Guarantor under Article 11, or to further secure the Securities;

         (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

         (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

         (7) to make any change that does not adversely affect the rights of any Securityholder; or

         (8) to provide for the assumption by a successor company of the obligations of the Company under this Indenture or of a Subsidiary Guarantor under a Subsidiary Guarantee.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a written notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         Section 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities, the Subsidiary Guarantees and any Security Document without notice to any Securityholder but with the written consent of the Holders of at least a majority in stated principal amount of the Securities then outstanding. Without the consent of each Securityholder affected, however, an amendment may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Securities or reduce the amount of Liquidated Damages payable under the Registration Rights Agreement;

         (3) reduce the principal of or extend the Stated Maturity of any Security;

         (4) reduce the premium payable upon a required purchase (to the extent the Company has at the time become obligated by the terms of this Indenture to effect a required purchase) or the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

         (5) make any Security payable in any currency other than that stated in the Security;

         (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

         (7) make any change in any Subsidiary Guarantee or Security Document that would adversely affect the Securityholders; or

         (8) release any Collateral from the Liens created pursuant to the Indenture and the Security Documents or release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee, in any case otherwise than in accordance with the terms of this Indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee, upon receipt of a written order of the Company signed by two Officers, shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         Section 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment approved by the Board of Directors of the Company and authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive security and indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                    Security

         Section 10.01. Grant of Security Interest; Remedies.

     (a) In order to secure the obligations of the Company hereunder, the Company hereby covenants to and to cause each Subsidiary Guarantor owning Oil and Gas Assets to execute and deliver on or before the Issue Date one or more Mortgages and other Security Documents, as reasonably determined by the Trustee to obtain a Lien on substantially all of the Oil and Gas Assets of the Company and the Subsidiary Guarantors as of the Issue Date. Each such Security Document, when executed and delivered, shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each such Security Document for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Security, agrees to all of the terms and provisions of each Security Document and the Trustee agrees to all of the terms and provisions of each Security Document.

     (b) If (i) the Securities become due and payable prior to the Maturity Date or are not paid in full at the Maturity Date or (ii) an Event of Default has occurred and is continuing, the Trustee may take all actions it deems necessary or appropriate, including, but not limited to, foreclosing upon the Collateral in accordance with the Security Documents and applicable law. The proceeds received from the sale of any Collateral that is the subject of a foreclosure or collection suit shall be applied in accordance with the priorities set forth in
Section 6.10. The Trustee has the power to institute and maintain such suits and proceedings as it may deem expedient to prevent impairment of, or to preserve or protect its and the Holders' interest in, the Collateral in the manner set forth in Article 7.

     (c) Unless an Event of Default shall have occurred and be continuing, the Company and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Securities (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Trustee in the Collateral Account and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon or therefrom.

     Section 10.02. Recording and Opinions.

     (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

     (b) The Company shall, to the extent required by the TIA, furnish to the Trustee, at closing and at such other time as required by Section 314(b) of the TIA, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a Lien in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien in the Collateral created by the Security Documents (other than as stated in such opinion) and reciting the details of such action, and stating that as to the Lien created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien. In rendering such opinions, legal counsel may rely on certificates of Officers of the Company and/or the Restricted Subsidiaries with respect to factual matters.

     (c) To the extent required by the TIA, the Company shall furnish to the Trustee on April 15th in each year, beginning with April 15, 2000, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, all required action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents (other than as stated in such opinion) and reciting with respect to the Lien in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Lien of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral (other than as stated in such opinion), or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. In rendering such opinions, legal counsel may rely on certificates of Officers of the Company and/or the Restricted Subsidiaries with respect to factual matters.

         Section 10.03. Release of Collateral.

                  (a) The Trustee, in its capacity as secured party under the Security Documents, shall not at any time release Collateral from the Lien created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

                  (b) At any time when an Event of Default shall have occurred and be continuing, the Trustee shall not release any Liens granted for the benefit of the Holders and no release of Collateral given at such time pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Securities.

                  (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company, any of its Subsidiaries or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or Person performing similar functions to any of the foregoing for either the Company or any of its Subsidiaries. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

         Section 10.04. Specified Releases of Collateral.

                  (a) The Company and the Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.01 for satisfaction and discharge of this Indenture or for Legal Defeasance pursuant to Section 8.02. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by
Article 8), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the relevant Person all of the Collateral, and shall deliver such Collateral in its possession to the Company, including, without limitation, the execution and delivery of releases and satisfactions wherever required.

                  (b) Upon compliance by the Company with the conditions set forth below in respect of any sale, lease transfer or other disposition to any Person involving Collateral (including the disposition of all of the Capital Stock of a Subsidiary Guarantor), the Trustee will release the Released Interests (as defined below) from the Lien of this Indenture and the Security Documents and reconvey the Released Interests to the Company or such other Person as the Company may direct in writing. The Company will have the right to obtain a release of items of Collateral subject to any sale, lease, transfer or other disposition, or owned by a Subsidiary Guarantor all of the Capital Stock of which is the subject of a disposition (the "Released Interests") upon compliance with the condition that the Company deliver to the Trustee the following:

         (i) a written notice from the Company signed by two Officers requesting the release of Released Interests:

                  (A) describing the proposed Released Interests,

                  (B) specifying the value of such Released Interests on a date within 60 days of the Company notice (the "Valuation Date"),

                  (C) stating that the purchase price or other property to be received in consideration for such Released Interests is at least equal to the fair market value of the Released Interests,

                  (D) stating that the release of such Released Interests will not interfere with the Trustee's ability to materially realize the value of the remaining Collateral and will not materially impair the maintenance and operation of the remaining Collateral,

                  (E) confirming the sale, lease, transfer or other disposition of, or an agreement to sell, lease, transfer or dispose of, such Released Interests in a bona fide transaction to a Person that is not an Affiliate of the Company or, in the event that such disposition is to a Person that is an Affiliate, confirming that such disposition is made in compliance with the provisions set forth in Section 4.07,

                  (F) in the event there is to be a substitution of property for the Collateral subject to the sale, lease, transfer or other disposition, specifying the property intended to be substituted for the Collateral to be disposed of;

         (ii) an Officers' Certificate of the Company stating that:

                  (A) such sale, transfer or other disposition or such redesignation, as the case may be, complies with the terms and conditions of this Indenture with respect to Asset Dispositions and Restricted Payments to the extent applicable,

                  (B) all Net Available Cash from such sale, lease, transfer or other disposition will be applied pursuant to the provisions of this Indenture to the extent applicable,

                  (C) there is no Event of Default in effect or continuing on the date thereof or the date of such sale, lease, transfer or other disposition,

                  (D) the release of the Collateral will not result in an Event of Default under this Indenture, and

                  (E) upon the delivery of such Officers' Certificate, all conditions precedent in this Indenture relating to the release in question will have been complied with; and

         (iii) all other documentation required by the TIA, if any, prior to the release of Collateral by the Trustee and, in the event there is to be a contemporaneous substitution of property for the Collateral subject to such sale, lease, transfer or other disposition, all documentation necessary to effect the substitution of such new Collateral.

         (c) Notwithstanding the provisions of Section 10.04(b), so long as no Event of Default shall have occurred and be continuing, the Company may, without satisfaction of the conditions set forth in Section 10.04(b) above: (i) sell or otherwise dispose of any property subject to the Lien of this Indenture and the Security Documents, which may have become worn out or obsolete, (ii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents, (iii) surrender or modify any franchise, license or permit subject to the Lien of this Indenture or any of the Security Documents which it may own or under which it may be operating, (iv) alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances, (v) demolish, dismantle, tear down or scrap any obsolete Collateral or abandon any portion thereof and (vi) grant farm-outs, leases or sub-leases in respect of real property to the extent any of the preceding does not constitute an Asset Disposition.

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


         Section 10.05. Rights of Purchasers; Form and Sufficiency of Release.

         No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company or any Restricted Subsidiary be under any obligation to ascertain or inquire into the authority of the Company or Restricted Subsidiary to make such sale or other disposition. In the event that any Person has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of, and the Company or Restricted Subsidiary makes written request to the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee, in its capacity as secured party under the Security Documents, shall execute, acknowledge and deliver to the Company or Restricted Subsidiary (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and the Security Documents and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

         Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

         Subject to the provisions of the applicable Security Document, (a) the Trustee may, in accordance with the terms hereof and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

         Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Section 6.10 and the other provisions of this Indenture.

         Section 10.08. Use of Trust Moneys.

                  The Net Available Cash from any Asset Disposition involving Collateral shall be deposited into a securities account maintained by the Trustee at its Corporate Trust Office or at any securities intermediary selected by the Trustee having a combined capital and surplus of at least $250,000,000 and having a long-term debt rating of at least "A3" by Moody's Investor Service, Inc. and at least "A--" by Standard & Poor's Rating Services styled the "Kelley Oil Collateral Account" (such account being the "Collateral Account") which shall be under the exclusive dominion and control of the Trustee. All amounts on deposit in the Collateral Account shall be treated as financial assets and cash funds on deposit in the Collateral Account may be invested by the Trustee, at the written direction of the Company signed by two Officers, in Temporary Cash Investments; provided, however, in no event shall the Company have the right to withdraw funds or assets from the Collateral Account except in compliance with the terms of this Indenture, and all assets credited to the Collateral Account shall be subject to a Lien in favor of the Trustee and the Holders.

                  Any such funds may be released to the Company by its delivering to the Trustee an Officers' Certificate stating:

         (1) no Event of Default has occurred and is continuing as of the date of the proposed release;

         (2) (A) if such Trust Moneys represent Net Available Cash in respect of an Asset Disposition, that such funds will be applied in accordance with Section 4.06, or (B) if such Trust Moneys do not represent Net Available Cash, that such amounts will be utilized in connection with the business of the Company and its Restricted Subsidiaries in compliance with the terms of this Indenture;

         (3) all other conditions precedent in this Indenture relating to the release in question have been complied with; and

         (4) all documentation required by the TIA, if any, prior to the release of such Trust Moneys by the Trustee has been delivered to the Trustee.

                  Notwithstanding the preceding, (A) if the maturity of the Securities has been accelerated, which acceleration has not been rescinded as permitted by this Indenture, the Trustee shall apply the Trust Moneys credited to the Collateral Account to pay the principal of and accrued and unpaid interest on the Securities to the extent of such Trust Moneys, (B) if the Company so elects, by giving written notice to the Trustee, the Trustee shall apply Trust Moneys credited to the Collateral Account to the payment of interest due on any interest payment date, and (C) if the Company so elects, by giving written notice to the Trustee, the Trustee shall apply Trust Moneys credited to the Collateral Account to the payment of the principal of and accrued and unpaid interest on any Securities on the Stated Maturity or upon redemption or to the purchase of Securities upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, in each case in compliance with this Indenture and at the direction of the Company.


                                   ARTICLE 11

                              Subsidiary Guarantee

                  Section 11.01. Guarantee. Each Subsidiary Guarantor, as primary obligor and not merely as surety, hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities (and any Liquidated Damages payable thereon) when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this
Article 11 notwithstanding any extension or renewal of any such Guaranteed Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Subsidiary Guarantor of the Guaranteed Obligations or (f) any change in the ownership of such Subsidiary Guarantor.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         Section 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (other than any liabilities of such Subsidiary Guarantor with respect to any Subordinated Obligation), be hereby guaranteed without rendering this Indenture, as it relates to the Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         Section 11.03. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         Section 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

         Section 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         Section 11.06. Release of Subsidiary Guarantor. If no Default exists or would exist under this Indenture, upon the sale of disposition of all of the Capital Stock of a Subsidiary Guarantor by the Company or a Restricted Subsidiary of the Company, or upon the sale or disposition (by merger or otherwise) of any Subsidiary Guarantor to a Person in compliance with Article 5 (in each case, other than to the Company or a Subsidiary Guarantor), such Subsidiary Guarantor shall be deemed released from all obligations under this
Article 11 without any further action required on the part of the Trustee or any Holder and all Collateral owned by such Person shall be released to the extent set forth in Section 10.04; provided, however, that each such Subsidiary Guarantor is sold or disposed of in accordance with this Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.


                                   ARTICLE 12

                                  Miscellaneous

         Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company:

                  Kelley Oil & Gas Corporation
                  601 Jefferson, Suite 1100
                  Houston, TX 77002

                  Attention of Corporate Secretary
         if to the Trustee:

                  Norwest Bank Minnesota, National Association
                  Sixth and Marquette
                  Minneapolis, Minnesota 55479-0069

                  Attention of Corporate Trust Department

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee which shall be effective only upon actual receipt thereof.

         Section 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         Section 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the

Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of which the Trustee has written knowledge of such ownership shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         Section 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         Section 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         Section 12.09. Governing Law. This Indenture, the Subsidiary Guarantees and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         Section 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                               KELLEY OIL & GAS CORPORATION, as the Company


                               By /s/ JOHN F. BOOKOUT
                                  -----------------------------------------
                                  Name:  John F. Bookout
                                  Title: President



                               KELLEY OIL CORPORATION, as a Subsidiary Guarantor


                               By /s/ JOHN F. BOOKOUT
                                  -----------------------------------------
                                  Name:  John F. Bookout
                                  Title: President



                               KELLEY OPERATING COMPANY, LTD., as a
                               Subsidiary Guarantor

                               By: Kelley Oil Corporation, its General Partner


                               By /s/ JOHN F. BOOKOUT
                                  -----------------------------------------
                                  Name:  John F. Bookout
                                  Title: President


                               CONCORDE GAS MARKETING, INC., as a
                               Subsidiary Guarantor


                               By /s/ JOHN F. BOOKOUT
                                  -----------------------------------------
                                  Name:  John F. Bookout
                                  Title: President



                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION, as Trustee,

                               By /s/ JANE Y. SCHWEIGER
                                  -----------------------------------------
                                  Name:  Jane Y. Schweiger
                                  Title: Corporate Trust Officer

                                   APPENDIX A

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                          PRIVATE EXCHANGE SECURITIES
                            AND EXCHANGE SECURITIES


         1.      Definitions.

         1.1     Definitions.

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

         "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

         "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

         "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Initial Purchaser" means Jefferies & Company, Inc.

         "Private Exchange" means an offer by the Company, pursuant to the Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

         "Private Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Rights Agreement.

         "Purchase Agreement" means the Purchase Agreement dated April 13, 1999 among the Company, the Subsidiary Guarantors and the Initial Purchaser.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

         "Registration Rights Agreement" means the Registration Rights Agreement dated the Closing Date, but effective as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchaser.

         "Regulation S" means Regulation S under the Securities Act.





                              Appendix A - Page 1

         "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

         "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the date on which such Securities are issued with respect to such Securities.

         "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

         "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A .

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

         "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Rights Agreement.

         "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

         1.2     Other Definitions.

                 Term                                       Defined in Section
                 ----                                       ------------------

                 "Agent Members"                                    2.1(b)
                 "IAI Global Security                               2.1(a)
                 "Global Security"                                  2.1(a)
                 "Rule 144A Global Security"                        2.1(a)
                 "Regulation S Global Security"                     2.1(a)

         2.      The Securities.

         2.1 Form and Dating. The Initial Securities will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

         (a) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Issue Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and





                              Appendix A - Page 2
authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. Upon receipt of a written order signed by two Officers of the Company, the Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (1) Initial Securities for original issue on the date hereof in an aggregate stated principal amount of $135,000,000 and (2) the (A) Exchange Securities for issue only in a Registered Exchange Offer and (B) Private Exchange Securities for issue only in the Private Exchange, in the case of each of (A) and (B) pursuant to the Registration Rights Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate stated principal amount of Securities outstanding at any time may not exceed $135,000,000 except as provided in Section 2.08 of this Indenture.

         2.3     Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                 (x)  to register the transfer of such Definitive Securities;
         or

                 (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                 (ii) are accompanied by the following additional information and documents, as applicable:





                              Appendix A - Page 3

                          (A)  if such Definitive Securities are being
                 delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                          (B)  if such Definitive Securities are being
                 transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                          (C)  if such Definitive Securities are being
                 transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

         (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                 (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form attached to Exhibit A or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                 (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

         (c)     Transfer and Exchange of Global Securities.

                 (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel. In the case of





                              Appendix A - Page 4
         a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form attached to Exhibit A to the Trustee.

                 (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                 (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (d)      Restrictions on Transfer of Regulation S Global Security.

                 (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum stated principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security will be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum stated principal amount of the Securities of $250,000. Such written certification will no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form attached to Exhibit A to the Trustee.

                 (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security will be transferable in accordance with applicable law and the other terms of this Indenture.





                              Appendix A - Page 5

         (e)     Legend.

                 (i)  Except as permitted by the following paragraphs (ii),
         (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM STATED PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security will also bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."





                              Appendix A - Page 6

                 (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                 (iii) After a transfer of any Initial or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial or Private Exchange Securities will cease to apply and the requirements that any such Initial or Private Exchange Securities be issued in global form will continue to apply.

                 (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form will continue to apply, and Exchange Securities in global form without the Restricted Securities Legend will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                 (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form will continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend will be available to Holders that exchange such Initial Securities in such Private Exchange.

                 (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend will cease to apply and the requirements requiring any such Initial Security be issued in global form will continue to apply.

         (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (g)     Obligations with Respect to Transfers and Exchanges of
Securities.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                 (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06, 4.06, 4.08 and 9.05).

                 (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.





                              Appendix A - Page 7

                 (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (h)      No Obligation of the Trustee.

                 (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                 (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4     Definitive Securities.

         (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) not less than five Business Days prior to the date of the proposed issuance of certificated Securities under the Indenture, the Company, in its sole discretion, notifies the Trustee in a writing signed by two Officers of the Company that it elects to cause the issuance of certificated Securities under this Indenture.

         (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

         (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.





                              Appendix A - Page 8

         (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.





                              Appendix A - Page 9

                                   EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM STATED PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER





                               Exhibit A - Page 1

INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security will also bear the following additional legend:

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."





                               Exhibit A - Page 2

                                           CUSIP No.:  [_______________________]

                                                ISIN:  [_______________________]


                          KELLEY OIL & GAS CORPORATION
                        14% SENIOR SECURED NOTE DUE 2003
                MATURING AT 105% OF THE STATED PRINCIPAL AMOUNT


NO.[_____________________]                            $[_______________________]



         KELLEY OIL & GAS CORPORATION, a Delaware corporation, promises to pay to ____________________________________________________________, or registered assigns, the principal sum of _________________________ DOLLARS ($__________)
on April 15, 2003, plus a redemption premium equal to five percent (5%) of the outstanding stated principal amount hereof as of such date.

         Interest Payment Dates:  April 15 and October 15.

         Record Dates:  April 1 and October 1.

         Additional provisions of this Security are set forth on the other side of this Security.

                                        KELLEY OIL & GAS CORPORATION


                                        By:_____________________________________


                                        Name:___________________________________

                                        Title:__________________________________



                                        By:_____________________________________


                                        Name:___________________________________
                                        Title:__________________________________



Dated:____________________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 14% Senior Secured Notes Due 2003 maturing at 105% of the Stated Principal Amount referred to in the within-mentioned Indenture.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:_____________________________________
                                                   Authorized Signatory

Date of Authentication:_________________





                               Exhibit A - Page 3

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                        14% Senior Secured Note Due 2003
                Maturing at 105% of the Stated Principal Amount


         1. Interest. Kelley Oil & Gas Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the final principal amount of this Security payable at maturity at the rate per annum shown above and, if applicable, Liquidated
Damages pursuant to the Registration Rights Agreement.   The Company will pay
interest semiannually on April 15, and October 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date the Securities are issued and authenticated. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Company will pay a commitment fee of 14% per annum on 105% of the Initial Deposit (as defined in the Escrow Agreement) for the period from the Closing Date to the Issue Date calculated on the basis of a 360-day year of twelve 30-day months. Such commitment fee will be payable on the first interest payment date following the Issue Date.

         2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar as set forth in Section 2.03 of the Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4. Indenture. The Company issued the Securities under an Indenture dated as of April 15, 1999 ("Indenture"), between the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are senior secured obligations of the Company limited to $135,000,000 aggregate stated principal amount (subject to Section 2.08 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, the sale or transfer of assets and Subsidiary stock, the creation of Liens, the entering into of Sale/Leaseback Transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries. The Indenture also restricts the ability of the Company and any Subsidiary Guarantor to consolidate or merge with or into, or to transfer all or substantially all their assets to, another person.





                               Exhibit A - Page 4

         The Indenture also provides that the Company shall cause each Restricted Subsidiary of the Company (other than the Programs) to Guarantee the Securities pursuant to a Subsidiary Guarantee. Any such Subsidiary Guarantee will secure the due and punctual payment of the principal of and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise. Any Subsidiary Guarantee will unconditionally guarantee the Obligations on a senior secured basis pursuant to the terms of the Indenture.

         5. Redemption. (a) Optional Redemption. Except as set forth in the next paragraph, the Securities shall not be redeemable at the option of the Company prior to April 15, 2001. Thereafter, the Securities shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time at 105% (expressed as a percentage of stated principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed on or after April 15, 2001.

         In addition, at any time and from time to time prior to April 15, 2001, the Company may redeem in the aggregate up to 35% of the original stated principal amount of Securities with the proceeds of one or more Equity Offerings following at a redemption price (expressed as a percentage of stated principal amount) of 114% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that either at least 65% of the original stated principal amount of Securities must remain outstanding after each such redemption or such redemption must retire the Securities in their entirety and the redemption occurs within 60 days after the consummation of such Equity Offering.

         (b) Scheduled Mandatory Redemption. On the 15th day of each January, April, July and October, commencing July 15, 2002, the Company will redeem $2.0 million of the stated principal amount of the Securities (expressed as an integral multiple of $1,000) at a redemption price equal to 103% of the stated principal amount thereof plus accrued and unpaid interest thereon to such date.

         (c) Reserve Deficiency Redemption. All of the Securities will also be subject to mandatory redemption as provided for in Section 4.19(c) of the Indenture.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

         7. Put Provisions. Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the stated principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8. Security. The Securities are secured by a first Lien, subject only to Permitted Liens, on the Collateral.

         9. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, minimum denominations of $250,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.





                               Exhibit A - Page 5

         10. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of it for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         13. Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Subsidiary Guarantees, any Security Document or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (ii) any default or noncompliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company and the Trustee may amend the Indenture, the Subsidiary Guarantees, any Security Document or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), or to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture or of a Subsidiary Guarantor under a Subsidiary Guarantee or to add guarantees with respect to the Securities, or to further secure the Securities, or to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred on the Company or any Subsidiary Guarantor, or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act.

         14. Defaults and Remedies. Under the Indenture, Events of Default include (i) default for 20 days in payment of interest on the Securities when due; (ii) default in payment of principal on the Securities when due at their stated Maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with its obligations under certain covenants, (iv) failure by the Company to comply with other agreements in the Indenture, the Securities or any Security Document, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary (other than Limited Recourse Indebtedness) if the amount accelerated (or so unpaid) exceeds $10.0 million; (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Significant Subsidiary; (vii) any judgment or decree for the payment of money in excess of $10.0 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed within 10 days after notice, (viii) a Subsidiary Guarantee or Security Document ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or such Security Document) or a Subsidiary Guarantor or the Company denies or disaffirms its obligations under any Security Document to which it is a party or its Subsidiary Guarantee, as applicable, if such default continues for a period of 10 days after notice thereof to the Company, or (ix) the Company shall ultimately realize Net Available Cash from the Designated Transaction of less than $80.0 million minus any non-material, usual and customary price adjustments for transactions similar to the Designated Transaction in the Oil and Gas Business. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. A default under clauses (iii) (except for the covenants referred to in the preceding sentence), (iv), (vii) or (ix) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notifies the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.





                               Exhibit A - Page 6

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity and security.
Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

         15. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         17. Authentication. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

         18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20. Holders' Compliance with Registration Rights Agreement. Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

         21. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to: Kelley Oil & Gas Corporation, 601 Jefferson, Suite 1100, Houston, Texas 77002, Attention of Manager, Investor Relations.





                               Exhibit A - Page 7

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint___________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:___________________ Signed:_______________________________________________
                                        (Sign exactly as your name appears
                                        on the other side of this Security.)


Signature Guarantee:___________________________________________________________
                 (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)





                               Exhibit A - Page 8

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
               OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

         [ ]     (1)      to the Company or any of its Subsidiaries; or

         [ ]     (2)      pursuant to an effective registration statement under
                 the Securities Act of 1933; or

         [ ]     (3)      inside the United States to a "qualified
                 institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         [ ]     (4)      inside the United States to an institutional
                 "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate stated principal amount of Securities at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act of 1933; or

         [ ]     (5)      outside the United States in an offshore transaction
                 within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         [ ]     (6)      pursuant to another available exemption from
                 registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


Dated:________________ Signature Guarantee:_____________________________________
                                           (Signature must be guaranteed by an
                                           "eligible guarantor institution",
                                           that is, a bank, stockbroker, saving
                                           and loan association or credit union
                                           meeting the requirements of the
                                           Registrar, which requirements
                                           include membership or participation
                                           in the Securities Transfer Agents
                                           Medallion Program ("STAMP") or such
                                           other "signature guarantee program"
                                           as may be determined by the
                                           Registrar in addition to, or in
                                           substitution for, STAMP, all in
                                           accordance with the Securities
                                           Exchange Act of 1934, as amended.)





                               Exhibit A - Page 9

             [TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED]


The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________         ________________________________________________
                               NOTICE:   To be executed by an executive officer





                              Exhibit A - Page 10

                      [OPTION OF HOLDER TO ELECT PURCHASE]


         If you elect to have this Security purchased by the Company pursuant to Section 4.06, 4.08 or 4.19 of the Indenture, check the box:

                                  [ ]      Section 4.06

                                  [ ]      Section 4.08

                                  [ ]      Section 4.19


         If you elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box and state the amount in principal amount at maturity:

                                  [ ]      $____________________


Dated:_________________  Your Signature:________________________________________
                                         (Sign exactly as your name appears on
                                           the other side of this Security.)



Dated:_________________  Signature Guarantee:___________________________________
                                           (Signature must be guaranteed by an
                                           "eligible guarantor institution",
                                           that is, a bank, stockbroker, saving
                                           and loan association or credit union
                                           meeting the requirements of the
                                           Registrar, which requirements
                                           include membership or participation
                                           in the Securities Transfer Agents
                                           Medallion Program ("STAMP") or such
                                           other "signature guarantee program"
                                           as may be determined by the
                                           Registrar in addition to, or in
                                           substitution for, STAMP, all in
                                           accordance with the Securities
                                           Exchange Act of 1934, as amended.)





                              Exhibit A - Page 11

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


The following increases or decreases in this Global Security have been made:

                                                                      Principal Amount
                       Amount of decrease      Amount of increase      at Maturity of          Signature of
                           in Principal           in Principal          this Global        authorized officer
                       Amount at Maturity          Amount at         Security following       of Trustee or
                          of this Global        Maturity of this      such decrease or          Securities
Date of Exchange            Security            Global Security           increase               Custodian
----------------       ------------------      ------------------    ------------------    ------------------





                              Exhibit A - Page 12

                                   EXHIBIT B
                      [FORM OF FACE OF EXCHANGE SECURITY]

[1/]                                              CUSIP No.:  [________________]
[2/]                                                   ISIN:  [________________]

                          KELLEY OIL & GAS CORPORATION
                      14% SENIOR SECURED NOTE DUE 2003 AND
                MATURING AT 105% OF THE STATED PRINCIPAL AMOUNT


NO.[_________________]                                    $[___________________]


         KELLEY OIL & GAS CORPORATION, a Delaware corporation, promises to pay to ________________________________________, or registered assigns, the principal sum of ________________________________ DOLLARS ($__________________)
on April 15, 2003, plus a redemption premium equal to five percent (5%) of the outstanding stated principal amount hereof as of such date.

         Interest Payment Dates: April 15 and October 15.

         Record Dates: April 1 and October 1.

         Additional provisions of this Security are set forth on the other side of this Security.

                                        KELLEY OIL & GAS CORPORATION


                                        By:_____________________________________


                                        Name:___________________________________

                                        Title:__________________________________



                                        By:_____________________________________


                                        Name:___________________________________

                                        Title:__________________________________



Dated:_______________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 14% Senior Secured Notes Due 2003 and Maturing at 105% of the Stated Principal Amount referred to in the within-mentioned Indenture.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:_____________________________________
                                                  Authorized Signatory
Date of Authentication:_________________





                               Exhibit B - Page 1

/1/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]


/2/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A and replace the Assignment Form included in this Exhibit B with the Assignment Form included in such Exhibit A.]





                               Exhibit B - Page 2

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                      14% SENIOR SECURED NOTE DUE 2003 AND
                MATURING AT 105% OF THE STATED PRINCIPAL AMOUNT


         1. Interest. Kelley Oil & Gas Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the final principal amount of this Security payable at maturity at the rate per annum shown above and, if applicable, Liquidated
Damages pursuant to the Registration Rights Agreement.   The Company will pay
interest semiannually on April 15, and October 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date the Securities are issued and authenticated. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Company will pay a commitment fee of 14% per annum on the Initial Deposit (as defined in the Escrow Agreement) for the period from the Closing Date to the Issue Date calculated on the basis of a 360-day year of twelve 30-day months. Such commitment fee will be payable on the first interest payment date following the Issue Date.

         2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

         3. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, National Association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar as set forth in Section 2.03 of the Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4. Indenture. The Company issued the Securities under an Indenture dated as of April 15, 1999 ("Indenture"), between the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Security holders are referred to the Indenture and the Act for a statement of those terms. The Securities are senior secured obligations of the Company limited to $135,000,000 aggregate stated principal amount (subject to Section 2.08 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of the Company and of certain Capital Stock of such Subsidiaries, the sale or transfer of assets and Subsidiary stock, the creation of Liens, the entering into of Sale/Leaseback Transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries. The Indenture also restricts the ability of the Company and any Subsidiary Guarantor to consolidate or merge with or into, or to transfer all or substantially all their assets to, another person.

         The Indenture also provides that the Company shall cause each Restricted Subsidiary of the Company (other than the Programs) to Guarantee the Securities pursuant to a Subsidiary Guarantee. Any such Subsidiary Guarantee will secure the due and punctual payment of the principal of and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether





                               Exhibit B - Page 3
at maturity, by acceleration or otherwise. Any Subsidiary Guarantee will unconditionally guarantee the Obligations on a senior secured basis pursuant to the terms of the Indenture.

         5.      Redemption.   (a) Optional Redemption.  Except as set forth in
the next paragraph, the Securities shall not be redeemable at the option of the Company prior to April 15, 2001. Thereafter, the Securities shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time at 105% (expressed as a percentage of stated principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed on or after April 15, 2001.

         In addition, at any time and from time to time prior to April 15, 2001, the Company may redeem in the aggregate up to 35% of the original stated principal amount of Securities with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of stated principal amount) of 114% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that either at least 65% of the original stated principal amount of Securities must remain outstanding after each such redemption or such redemption must retire the Securities in their entirety and the redemption occurs within 60 days after the consummation of such Equity Offering.

         (b) Scheduled Mandatory Redemption. On the 15th day of each January, April, July and October, commencing July 15, 2002, the Company will redeem $2.0 million of the stated principal amount of the Securities (expressed as an integral multiple of $1,000) at a redemption price equal to 103% of the stated principal amount thereof plus accrued and unpaid interest thereon to such date.

         (c) Reserve Deficiency Redemption. All of the Securities will also be subject to mandatory redemption as provided for in Section 4.19(c) of the Indenture.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

         7. Put Provisions. Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the stated principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8. Security. The Securities are secured by a first Lien, subject only to Permitted Liens, on the Collateral.

         9. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, minimum denominations of $250,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

         10. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of it for all purposes.





                               Exhibit B - Page 4

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         13. Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Subsidiary Guarantees, any Security Document or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding and (ii) any default or noncompliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company and the Trustee may amend the Indenture, the Subsidiary Guarantees, any Security Document or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), or to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture or of a Subsidiary Guarantor under a Subsidiary Guarantee or to add guarantees with respect to the Securities, or to further secure the Securities, or to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred on the Company or any Subsidiary Guarantor, or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act.

         14. Defaults and Remedies. Under the Indenture, Events of Default include (i) default for 20 days in payment of interest on the Securities when due; (ii) default in payment of principal on the Securities when due at their stated Maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with its obligations under certain covenants, (iv) failure by the Company to comply with other agreements in the Indenture, the Securities or any Security Document, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary (other than Limited Recourse Indebtedness) if the amount accelerated (or so unpaid) exceeds $10.0 million; (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Significant Subsidiary; (vii) any judgment or decree for the payment of money in excess of $10.0 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed within days after notice, (viii) a Subsidiary Guarantee or Security Document ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or such Security Document) or a Subsidiary Guarantor or the Company denies or disaffirms its obligations under any Security Document to which it is a party or its Subsidiary Guarantee, as applicable, if such default continues for a period of 10 days after notice thereof to the Company, or (ix) the Company shall ultimately realize Net Available Cash from the Designated Transaction of less than $80.0 million minus any non-material, usual and customary price adjustments for transactions similar to the Designated Transaction in the Oil and Gas Business. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. A default under clauses (iii) (except for the covenants referred to in the preceding sentence), (iv), (vii) or (ix) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notifies the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

         Security holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity and security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its





                               Exhibit B - Page 5
exercise of any trust or power. The Trustee may withhold from Security holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

         15. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         17. Authentication. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

         18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Security holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20. Holders' Compliance with Registration Rights Agreement. Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

         21. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to: Kelley Oil & Gas Corporation, 601 Jefferson, Suite 1100, Houston, Texas 77002, Attention of Manager, Investor Relations.





                               Exhibit B - Page 6

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint ___________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:_________________ Signed:_________________________________________________
                                        (Sign exactly as your name appears
                                        on the other side of this Security.)


Signature Guarantee:___________________________________________________________
                  (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)





                               Exhibit B - Page 7

                      [OPTION OF HOLDER TO ELECT PURCHASE]


         If you elect to have this Security purchased by the Company pursuant to Section 4.06, 4.08 or 4.19 of the Indenture, check the box:

                                  [ ]      Section 4.06

                                  [ ]      Section 4.08

                                  [ ]      Section 4.19


         If you elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box and state the amount in principal amount at maturity:

                                  [ ]      $__________________


Dated:__________________ Your Signature:_______________________________________
                                         (Sign exactly as your name appears on
                                          the other side of this Security.)




Dated:__________________ Signature Guarantee:__________________________________
                                            (Signature must be guaranteed by an
                                            "eligible guarantor institution",
                                            that is, a bank, stockbroker, saving
                                            and loan association or credit union
                                            meeting the requirements of the
                                            Registrar, which requirements
                                            include membership or participation
                                            in the Securities Transfer Agents
                                            Medallion Program ("STAMP") or such
                                            other "signature guarantee program"
                                            as may be determined by the
                                            Registrar in addition to, or in
                                            substitution for, STAMP, all in
                                            accordance with the Securities
                                            Exchange Act of 1934, as amended.)





                               Exhibit B - Page 8

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

                                                                      Principal Amount
                       Amount of decrease      Amount of increase      at Maturity of          Signature of
                           in Principal           in Principal          this Global        authorized officer
                       Amount at Maturity          Amount at         Security following       of Trustee or
                          of this Global        Maturity of this      such decrease or          Securities
Date of Exchange           Security             Global Security           increase              Custodian
----------------       ------------------      ------------------    ------------------    ------------------




                               Exhibit B - Page 9